Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 11, 2014, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 11, 2014.

FOR IMMEDIATE RELEASE

Investor Inquiries	Media Inquiries
Kristina Lennox	Andrea Simpson
Investor Relations Manager	Director, Marketing
301/998-8265	617/684-1511
klennox@federalrealty.com	asimpson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
YEAR-END 2013 OPERATING RESULTS

ROCKVILLE, Md. (February 11, 2014) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its fourth quarter and year-ended December 31, 2013.

Financial Results
Federal Realty generated funds from operations available for common shareholders (FFO) of $68.4 million, or $1.03 per diluted share for fourth quarter 2013 which was negatively impacted by a charge for early extinguishment of debt. Without the charge for early extinguishment of debt, FFO would have been $78.2 million or $1.18 per diluted share, which includes acquisition costs of $0.02 that were incurred during the quarter. This compares to FFO of $71.7 million, or $1.11 per diluted share, in fourth quarter 2012. For the year ending December 31, 2013, Federal Realty reported FFO of $289.9 million, or $4.41 per diluted share which includes the early extinguishment of debt. FFO for calendar year 2013 without the charge for early extinguishment of debt would have been $303.2 million of $4.61 per diluted share. This compares to $277.2 million, or $4.31 per diluted share, for the year ending December 31, 2012.

Net income available for common shareholders was $28.3 million and earnings per diluted share was $0.42 for fourth quarter 2013 versus $37.6 million and $0.58, respectively, for fourth quarter 2012. For the year ending December 31, 2013, Federal Realty reported net income available for common shareholders of $162.1 million and earnings per diluted share of $2.46. This compares to net income available for shareholders of $151.4 million and earnings per diluted share of $2.35 for the year ending December 31, 2012.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release in addition to Form 8-K that was filed.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
YEAR-END 2013 OPERATING RESULTS
February 11, 2014

Portfolio Results
Same-center property operating income in 2013 increased 4.4% including redevelopments and expansions, and 4.5% excluding redevelopments and expansions compared to 2012. Both of those same-center comparisons exclude the lease termination fee from Safeway last year to more properly reflect comparability. On a quarterly-basis, same-center property operating income in fourth quarter 2013 increased 3.6% including redevelopment and expansion properties, and 4.3% excluding redevelopment and expansion properties, compared to fourth quarter 2012.

The overall portfolio was 95.8% leased as of December 31, 2013, compared to 95.3% on September 30, 2013 and 95.3% on December 31, 2012. Federal Realty’s same-center portfolio was 95.9% leased on December 31, 2013, compared to 95.4% on September 30, 2013 and 95.2% on December 31, 2012.

During fourth quarter 2013, the Trust signed 99 leases for 484,144 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 395,906 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 25%. The average contractual rent on this comparable space for the first year of the new lease is $27.24 per square foot compared to the average contractual rent of $21.73 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 38% for fourth quarter 2013.

For all of 2013, Federal Realty signed 348 leases representing 1.4 million square feet of comparable retail space at an average cash-basis contractual rent increase per square foot of 20%, and 33% on a GAAP-basis. The average cash-basis contractual rent on this comparable space for the first year of the new lease is $32.41 per square foot compared to the average cash-basis contractual rent of $27.00 per square foot for the last year of the prior lease. As of December 31, 2013, Federal Realty’s average contractual minimum rent for retail and commercial space in its portfolio is $24.54 per square foot, as compared to $23.83 per square foot on December 31, 2012.

“The 2013 fourth quarter, and in fact the entire year, was another fundamentally strong one in so many respects for our company,” said Donald C. Wood, president and chief executive officer of Federal Realty Investment Trust. “Leasing activity in all the markets we serve was robust, particularly in Northern California and Boston, and we were able to drive rent increases that set us up particularly well for growth in 2014. Add to that the January 1st acquisitions of two great shopping centers in central New Jersey and a very full development pipeline set to begin to deliver in 2014; you can begin to understand our optimism for the years ahead.”

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
YEAR-END 2013 OPERATING RESULTS
February 11, 2014

Summary of Other Quarterly Activities and Recent Developments

•	December 9, 2013 - Federal Realty issued $300 million aggregate principal amount of 3.95% senior unsecured notes due January 15, 2024.

•
December 2013 - On December 27, 2013, Federal Realty redeemed its 5.95% Senior Unsecured notes (“Notes”) due 2014 for aggregate principal of $150 million.  The redemption price was approximately $158.3 million, including $3.3 million of accrued and unpaid interest. Also, in December, Federal Realty repaid $129 million of 7.50% mortgage notes due 2014. The total prepayment premium paid during the fourth quarter 2013 for both the Notes and the 7.50% mortgage notes was $9.4 million.

•
January 6, 2014 - Federal Realty announced the acquisition of a controlling interest in two shopping centers totaling 285,600 square feet in affluent Monmouth County, New Jersey, for a total value of $161 million. The Grove at Shrewsbury and Brook 35 are located on busy Route 35, less than three miles from the Garden State Parkway, serving the NY Metro emerging bedroom and second home communities of Shrewsbury, Red Bank, Rumson, Fair Haven, Little Silver and Middletown. The acquisition, which was effective January 1, 2014, was made using a combination of downREIT units, cash and the assumption of $68 million of fixed rate debt secured by the properties.

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees left the regular dividend rate on its common shares unchanged, declaring a regular quarterly cash dividend of $0.78 per share on its common shares, resulting in an indicated annual rate of $3.12 per share. The regular common dividend will be payable on April 15, 2014 to common shareholders of record on March 21, 2014.

Guidance
We have raised our 2014 guidance for FFO per diluted share to a range of $4.86 to $4.93.  Our updated earnings per diluted share guidance is $2.54 to $2.62.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its fourth quarter and year-end 2013 earnings conference call, which is scheduled for February 12, 2014, at 11 a.m. Eastern Standard Time. To participate, please call (800) 708-4540 five to ten minutes prior to the call start time and use the passcode 36254568 (required). Federal Realty will also provide an online webcast on the Company’s web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through March 12, 2014, by dialing (888) 843-7419 and using the passcode 36254568.

About Federal Realty
Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty's portfolio (excluding joint venture

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
YEAR-END 2013 OPERATING RESULTS
February 11, 2014

properties) contains approximately 20 million square feet located primarily in strategically selected metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 95.8% leased to national, regional, and local retailers as of December 31, 2013, with no single tenant accounting for more than approximately 3.5% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 46 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 11, 2014, and include the following:

risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;
risks that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
risks that our growth will be limited if we cannot obtain additional capital;
risks associated with general economic conditions, including local economic conditions in our geographic markets;
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 11, 2014.

Federal Realty Investment Trust
Summarized Income Statements
December 31, 2013
	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in thousands, except per share data)

Revenue
Rental income	$159,953	$151,784	$620,089	$580,114
Other property income	2,508	2,369	12,169	20,211
Mortgage interest income	1,385	1,632	5,155	5,466
Total revenue	163,846	155,785	637,413	605,791
Expenses
Rental expenses	31,940	30,007	118,695	112,616
Real estate taxes	18,155	16,774	71,759	66,454
General and administrative	9,068	8,264	31,970	31,158
Depreciation and amortization	41,213	35,250	160,828	141,701
Total operating expenses	100,376	90,295	383,252	351,929
Operating income	63,470	65,490	254,161	253,862
Other interest income	268	109	433	689
Interest expense	(24,663)	(27,592)	(104,977)	(113,336)
Early extinguishment of debt	(9,905)	—	(13,304)	—
Income from real estate partnerships	433	528	1,498	1,757
Income from continuing operations	29,603	38,535	137,811	142,972
Discontinued operations
Discontinued operations - income	—	323	942	1,400
Discontinued operations - gain on sale of real estate	—	—	23,861	—
Results from discontinued operations	—	323	24,803	1,400
Income before gain on sale of real estate	29,603	38,858	162,614	144,372
Gain on sale of real estate	—	—	4,994	11,860
Net income	29,603	38,858	167,608	156,232
Net income attributable to noncontrolling interests	(1,147)	(1,166)	(4,927)	(4,307)
Net income attributable to the Trust	28,456	37,692	162,681	151,925
Dividends on preferred shares	(135)	(135)	(541)	(541)
Net income available for common shareholders	$28,321	$37,557	$162,140	$151,384

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.43	$0.57	$2.01	$2.15
Discontinued operations	—	0.01	0.38	0.02
Gain on sale of real estate	—	—	0.08	0.19
	$0.43	$0.58	$2.47	$2.36

Weighted average number of common shares, basic	65,965	64,392	65,331	63,881

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.42	$0.57	$2.00	$2.14
Discontinued operations	—	0.01	0.38	0.02
Gain on sale of real estate	—	—	0.08	0.19
	$0.42	$0.58	$2.46	$2.35

Weighted average number of common shares, diluted	66,113	64,550	65,483	64,056

Federal Realty Investment Trust
Summarized Balance Sheets
December 31, 2013
	December 31,
	2013	2012
	(in thousands)

ASSETS
Real estate, at cost
Operating (including $265,138 and $264,506 of consolidated variable interest entities, respectively)	$4,618,258	$4,473,813
Construction-in-progress	531,205	288,714
Assets held for sale (discontinued operations)	—	17,147
	5,149,463	4,779,674
Less accumulated depreciation and amortization (including $19,086 and $12,024 of consolidated variable interest entities, respectively)	(1,350,471)	(1,224,295)
Net real estate	3,798,992	3,555,379
Cash and cash equivalents	88,927	36,988
Accounts and notes receivable, net	84,838	73,861
Mortgage notes receivable, net	55,155	55,648
Investment in real estate partnership	32,264	33,169
Prepaid expenses and other assets	159,118	143,520
TOTAL ASSETS	$4,219,294	$3,898,565

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Mortgages and capital lease obligations (including $202,782 and $205,299 of consolidated variable interest entities, respectively)	$660,127	$832,482
Notes payable	300,822	299,575
Senior notes and debentures	1,360,913	1,076,545
Accounts payable and other liabilities	321,710	284,950
Total liabilities	2,643,572	2,493,552
Redeemable noncontrolling interests	104,425	94,420
Shareholders' equity
Preferred shares	9,997	9,997
Common shares and other shareholders' equity	1,438,163	1,276,815
Total shareholders' equity of the Trust	1,448,160	1,286,812
Noncontrolling interests	23,137	23,781
Total shareholders' equity	1,471,297	1,310,593
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,219,294	$3,898,565

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
December 31, 2013
	Three Months Ended			Year Ended
	December 31,			December 31,
	2013	2012		2013		2012
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$29,603	$38,858		$167,608		$156,232
Net income attributable to noncontrolling interests	(1,147)	(1,166)		(4,927)		(4,307)
Gain on sale of real estate	—	—	15,075	(28,855)	1,410	(11,860)
Depreciation and amortization of real estate assets	37,143	31,283		144,873		125,611
Amortization of initial direct costs of leases	2,607	2,605		10,694		10,935
Depreciation of joint venture real estate assets	384	380		1,504		1,513
Funds from operations	68,590	71,960		290,897		278,124
Dividends on preferred shares	(135)	(135)		(541)		(541)
Income attributable to operating partnership units	223	236		888		943
Income attributable to unvested shares	(305)	(317)		(1,306)		(1,289)
FFO	68,373	71,744		289,938		277,237
Early extinguishment of debt, net of allocation to unvested shares	9,861	—		13,244		—
FFO excluding early extinguishment of debt	$78,234	$71,744		$303,182		$277,237
Weighted average number of common shares, diluted	66,399	64,873		65,778		64,389

FFO per diluted share	$1.03	$1.11		$4.41		$4.31

FFO excluding early extinguishment of debt, per diluted share	$1.18	$1.11		$4.61		$4.31

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$81,258	$38,657		$281,228		$134,875
Tenant improvements and incentives	6,910	10,725		27,660		34,252
Total non-maintenance capital expenditures	88,168	49,382		308,888		169,127
Maintenance capital expenditures	9,869	8,520		21,372		19,286
Total capital expenditures	$98,037	$57,902		$330,260		$188,413

Dividends and Payout Ratios
Regular common dividends declared	$52,025	$47,313		$198,965		$182,813

Dividend payout ratio as a percentage of FFO	76%	66%		69%		66%
Dividend payout ratio as a percentage of FFO excluding early extinguishment of debt	66%	66%		66%		66%

Notes:
1)    See Glossary of Terms.

Federal Realty Investment Trust
Market Data
December 31, 2013
	December 31,
	2013	2012
	(in thousands, except per share data)
Market Data
Common shares outstanding (1)	66,701	64,815
Market price per common share	$101.41	$104.02
Common equity market capitalization	$6,764,148	$6,742,056

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$6,774,148	$6,752,056

Total debt (3)	2,321,862	2,208,602

Total market capitalization	$9,096,010	$8,960,658

Total debt to market capitalization	26%	25%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	100%	100%
Variable rate debt	<1%	<1%
	100%	100%
Notes:

1)	Amounts do not include 285,722 and 320,646 Operating Partnership Units outstanding at December 31, 2013 and 2012, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include $17.1 million at both December 31, 2013 and 2012, which is the Trust's 30% share of the total mortgages payable, of $56.9 million and $57.2 million at December 31, 2013 and 2012, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
December 31, 2013
	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in thousands)
Minimum rents
Retail and commercial (1)	$113,430	$108,469	$448,058	$420,989
Residential (2)	7,377	7,144	28,902	27,611
Cost reimbursements	32,728	30,048	122,578	112,424
Percentage rents	3,323	3,401	9,359	8,568
Other	3,095	2,722	11,192	10,522
Total rental income	$159,953	$151,784	$620,089	$580,114

Notes:

1)
Minimum rents include $1.7 million and $2.3 million for the three months ended December 31, 2013 and 2012, respectively, and $5.4 million and $6.1 million for the year ended December 31, 2013 and 2012, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.8 million and $0.3 million for the three months ended December 31, 2013 and 2012, respectively, and $3.1 million and $1.1 million for the year ended December 31, 2013 and 2012, respectively, to recognize income from the amortization of in-place leases.

2)
Residential minimum rents consist of the rental amounts for residential units at Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row, Bethesda Row, and Chelsea Residential.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
December 31, 2013
	As of December 31, 2013
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (7)
			(in thousands)
Mortgages Payable (1) (11)
Secured fixed rate
Melville Mall (2)	9/1/2014	5.25%	$20,705
THE AVENUE at White Marsh	1/1/2015	5.46%	54,112
Barracks Road	11/1/2015	7.95%	37,069
Hauppauge	11/1/2015	7.95%	13,974
Lawrence Park	11/1/2015	7.95%	26,275
Wildwood	11/1/2015	7.95%	23,095
Wynnewood	11/1/2015	7.95%	26,777
Brick Plaza	11/1/2015	7.42%	27,254
East Bay Bridge	3/1/2016	5.13%	61,980
Plaza El Segundo	8/5/2017	6.33%	175,000
Rollingwood Apartments	5/1/2019	5.54%	22,521
29th Place	1/31/2021	5.91%	5,119
Montrose Crossing	1/10/2022	4.20%	77,341
Chelsea	1/15/2031	5.36%	7,269
Subtotal			578,491
Net unamortized premium			9,965
Total mortgages payable			588,456		5.57%

Notes payable
Unsecured fixed rate
Term Loan (3)	11/21/2018	LIBOR + 1.30%	275,000
Various (4)	Various through 2028	5.73%	16,422
Unsecured variable rate
Escondido (Municipal bonds) (5)	10/1/2016	0.09%	9,400
Revolving Credit Facility (6)	4/21/2017	LIBOR + 0.90%	—
Total notes payable			300,822		3.26%	(8)

Senior notes and debentures
Unsecured fixed rate
5.65% notes	6/1/2016	5.65%	125,000
6.20% notes	1/15/2017	6.20%	200,000
5.90% notes	4/1/2020	5.90%	150,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
Subtotal			1,369,200
Net unamortized discount			(8,287)
Total senior notes and debentures			1,360,913		4.55%

Capital lease obligations
Various	Various through 2106	Various	71,671		8.04%
Total debt and capital lease obligations			$2,321,862

Total fixed rate debt and capital lease obligations			$2,312,462	100%	4.76%
Total variable rate debt			9,400	<1%	1.41%	(8)
Total debt and capital lease obligations			$2,321,862	100%	4.76%	(8)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2013		2012		2013		2012
Operational Statistics
Excluding early extinguishment of debt:
Ratio of EBITDA to combined fixed charges and preferred share dividends (9)(10)	3.48	x	3.33	x	3.65	x	3.29	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (9)(10)	3.48	x	3.33	x	3.41	x	3.20	x
Including early extinguishment of debt:
Ratio of EBITDA to combined fixed charges and preferred share dividends (9)	2.62	x	3.33	x	3.29	x	3.29	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (9)	2.62	x	3.33	x	3.08	x	3.20	x

Notes:

1)	Mortgages payable do not include our 30% share ($17.1 million) of the $56.9 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.

2)
We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control the activities that most significantly impact this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet, though it is not our legal obligation.

3)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% from December 1, 2011 through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 3.02% and thus the loan is included in fixed rate debt.

4)	The interest rate of 5.73% represents the weighted average interest rate for twelve unsecured fixed rate notes payable. These notes mature between November 15, 2014 and to October 31, 2028.

5)
The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly, which would enable the bonds to be remarketed at 100% of their principal amount. The property is not encumbered by a lien.

6)
The maximum amount drawn under our revolving credit facility during the three months ended December 31, 2013 was $72.0 million, and the weighted average interest rate on borrowings under our revolving credit facility, before amortization of debt fees was 1.08%. The maximum amount drawn under our revolving credit facility was $76.0 million during 2013, and the weighted average effective interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 1.27% for 2013.

7)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, except as described in Note 8.

8)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had no balance on December 31, 2013. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 3.02% as the result of the interest rate swap agreements discussed in Note 3. The term loan is included in fixed rate debt.

9)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs, costs related to the early extinguishment of debt, and the portion of rent expense representing an interest factor. EBITDA includes a gain on sale of real estate of $28.9 million and $11.9 million for the year ended December 31, 2013 and 2012, respectively. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

10)
Fixed charges exclude the $9.9 million and $13.3 million of early extinguishment of debt charge for the three months and year ended December 31, 2013, respectively, related to the make-whole premiums paid as part of the early redemptions of our 5.40% and 5.95% senior notes, and the prepayment premium paid as part of the early payoff of our 7.50% mortgage loans.

11)
Effective January 1, 2014, with the acquisition of the Grove at Shrewsbury and Brook 35 Plaza, we assumed three mortgage loans with principal balances of $11.5 million, $45.4 million, and $11.4 million. These mortgage loans have stated interest rates of 5.46%, 5.82%, 6.38%. and maturity dates of July 1, 2014, October 1, 2017, and March 1, 2018, respectively.

Federal Realty Investment Trust
Summary of Debt Maturities
December 31, 2013
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
	(in thousands)
2014	$10,149	$30,127		$40,276		1.7%	1.7%	4.5%
2015	8,016	198,391		206,407		8.9%	10.6%	7.3%
2016	3,240	194,013		197,253		8.5%	19.1%	4.5%
2017	3,144	375,000	(1)	378,144		16.3%	35.4%	5.7%	(4)
2018	3,324	275,000		278,324		12.0%	47.4%	3.2%
2019	3,172	20,160		23,332		1.0%	48.4%	5.7%
2020	3,176	150,000		153,176		6.6%	55.0%	6.0%
2021	3,099	3,625		6,724		0.3%	55.3%	6.1%
2022	1,226	313,618		314,844		13.6%	68.9%	3.5%
2023	1,283	330,010		331,293		14.3%	83.2%	3.9%
Thereafter	21,210	369,201		390,411		16.8%	100.0%	5.0%
Total	$61,039	$2,259,145		$2,320,184	(2)	100.0%
Notes:

1)
Our $600.0 million unsecured revolving credit facility matures on April 21, 2017, subject to a one-year extension at our option. As of December 31, 2013, there was no balance outstanding on our revolving credit facility.

2)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of December 31, 2013.

3)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

4)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
December 31, 2013

The following development and redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust (1) ($ millions)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (2)	Cost to Date	Anticipated Stabilization (3)
Projects Stabilized in 2013 (4)
Chelsea Commons	Chelsea, MA	Addition of a 56 unit apartment building with above grade parking	7%	$12	$12	Stabilized
29th Place	Charlottesville, VA	Renovate canopy and reconfigure anchor spaces to accommodate new tenants.	10%	$6	$6	Stabilized
Total: Projects Stabilized in 2013 (3) (4)			8%	$18	$18

Active Redevelopment Projects
The Point	El Segundo, CA	Addition of 90,000 square feet of retail, and 25,000 square feet of office space	8%	$80	$30	2015
Santana Row - Lot 8B	San Jose, CA	Addition of a 5-story rental apartment building, which will include 212 residential units and associated parking	8%	$75	$66	2014
Westgate Center	San Jose, CA	Façade and interior mall renovation, addition of food court and pad site	9%	$20	$15	2014/2015
Shops at Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA, and gas station	10%	$11	$9	2014
Mercer Mall	Lawrenceville, NJ	Addition of 26,000 square feet of space including new in-line space, addition of bank pad and reconfiguration of existing pad site	12%	$9	$1	2015
Quince Orchard	Gaithersburg, MD	Property repositioning through demo of non-functional small shop space, creation of new anchor box, rightsizing of national office products tenant, and creation of new visible small shop space	23%	$6	$0	2015
Ellisburg	Cherry Hill, NJ	Property repositioning through retenanting, including new grocer and façade renovation	18%	$4	$3	2014
Hollywood Blvd. - Petersen Building	Hollywood, CA	Redevelop/retenant building and reconfigure space to accommodate 2nd floor tenant	19%	$4	$1	2014
Barracks Road	Charlottesville, VA	11,800 square foot multi-tenant pad building	13%	$4	$3	2014
Pentagon Row	Arlington, VA	Ice rink expansion and 1,500 square feet of new retail space	9%	$2	$2	2014
Brick	Brick, NJ	New restaurant pad building	18%	$1	$0	2014
Huntington Square	East Northport, NY	Infrastructure investment to create additional restaurant capacity	10%	$1	$0	2015
Total Active Redevelopment projects (4)			9%	$217	$130

Notes:

1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for development projects reflects the deal specific cash, unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost. Projected ROI for development and redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.

4)	All subtotals and totals reflect cost weighted-average ROIs.

Federal Realty Investment Trust
Mixed Use Projects Phase I
December 31, 2013

Phase I of the following development projects is currently being constructed by the Trust.
Property	Location	Opportunity	Projected ROI (2)	Total Cost (3)	Costs to Date	Anticipated Stabilization	Expected Opening Timeframe	Anchor and other significant tenants
Pike & Rose (Mid-Pike) - Phase I (1)	Rockville, MD	Ground up mixed use development on site of existing Mid-Pike Shopping Center. Phase I of development involves demolition of roughly 25% of existing GLA, and construction of 493 residential units, 151,000 square feet of retail, and 79,000 square feet of office space.	8% - 9%	$245 - $255	$106	2015/2016	•174 unit residential building opening Spring 2014 •Grand Opening of Retail Fall 2014 •Office and 319 unit residential building to deliver in 2015	iPic Theater, Sport & Health, Del Frisco's Grille, M Street Kitchen
Assembly Row - Phase I (1)	Somerville, MA	Ground up mixed use development. Initial phase consists of 450 residential units (by AvalonBay), in addition to 98,000 square feet of office space and approximately 326,000 square feet of retail space (including a restaurant pad site). A new Orange Line T-Stop will also be constructed by Massachusetts Bay Transit Authority, as part of Phase I.	5% - 6%	$190 - $200	$115	2015	•Opening in Summer 2014 •T Station open Summer 2014 •Office to deliver in 2015	AMC Theater, LEGOLand Discovery Center, Saks Off 5th, Nike, Brooks Brothers, Legal C Bar, Earl's, Papagayo
		Total Mixed Use Projects Phase I	7%	$435 - $455	$221

Notes:

(1)
Anticipated opening dates, total cost, projected return on investment (ROI), anticipated stabilization, and significant tenants for centers under development are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.

(2)	Projected ROI for development projects reflects the deal specific cash, unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(3)	Projected costs include an allocation of infrastructure costs for the entire project.

Federal Realty Investment Trust
Future Development Opportunities
December 31, 2013

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	THE AVENUE @ White Marsh	Baltimore, MD	Flourtown	Flourtown, PA
	Bethesda Row	Bethesda, MD	Fresh Meadows	Queens, NY
	Dedham Plaza	Dedham, MA	Melville Mall	Huntington, NY
	East Bay Bridge	Oakland, CA	Mercer Mall	Lawrenceville, NJ
	Eastgate	Chapel Hill, NC	Pan Am	Fairfax, VA
	Escondido	Escondido, CA	Troy	Parsippany, NJ
	Federal Plaza	Rockville, MD	Wildwood	Bethesda, MD
	Finley Square	Downers Grove, IL

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into additional retail GLA.
	Assembly Row	Somerville, MA	Mercer Mall	Lawrenceville, NJ
	Barracks Road	Charlottesville, VA	Montrose Crossing	Rockville, MD
	Bethedsa Row	Bethesda, MD	Third Street Promenade	Santa Monica, CA
	Crossroads	Highland Park, IL	Tower Shops	Davie, FL
	Darien	Darien, CT	Wildwood	Bethesda, MD
	Fresh Meadows	Queens, NY

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Leesburg Plaza	Leesburg, VA
	Congressional Plaza	Rockville, MD	Village of Shirlington	Arlington, VA
	Del Mar Village	Boca Raton, FL	Towson land parcel	Towson, MD

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike & Rose (Mid-Pike) (2)	Rockville, MD
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7	Vienna, VA

(1)	Assembly Row
Remaining entitlements after Phase 1 include approximately 1.9 million square feet of commercial-use buildings, 1,650 residential units, and a 200 room hotel. Additionally, the parcel of land we acquired in October 2013 adjacent to our Assembly Row project includes an additional 0.3 million of commercial entitlements.

(2)	Pike & Rose (Mid-Pike)	Remaining entitlements after Phase 1 include 1.5 million square feet of commercial-use buildings, and 1,090 residential units.
(3)	Santana Row	Current remaining entitlements for this property include 348 residential units and 305,000 square feet of commercial space for retail and office.

2013 Significant Acquisition and Dispositions and 2014 Significant Acquisition

Significant Acquisition
Date	Property	City/State	GLA	Purchase price		Principal Tenants
			(in square feet)	(in millions)
April 3, 2013	Darien	Darien, CT	95,000	$47.3		Equinox / Stop & Shop

Significant Dispositions
Date	Property	City/State	GLA	Sales Price
			(in square feet)	(in millions)
July 22, 2013	Fifth Avenue	San Diego, CA	18,000	$15.3
September 10, 2013	Forest Hills	Forest Hills, NY	48,000	$20.4

Subsequent Event - 2014 Significant Acquisition
Effective Date	Property	City/State	GLA	Gross Property Value		Principal Tenants
			(in square feet)	(in millions)
January 1, 2014	The Grove at Shrewsbury/ Brook 35 Plaza	Shrewsbury, NJ/ Sea Girt, NJ	286,000	$161.0	(1)	Anthropologie / Banana Republic / Brooks Brothers / Coach / Pottery Barn / Williams-Sonoma

(1) Our effective economic interest approximates 84% and was funded by the assumption of our share of $68 million of mortgage debt, 632,000 downREIT units, and $13 million of cash.

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2013
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied (3)	Average Rent PSF (4)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Bethesda Row		Washington, DC-MD-VA	1993-2006/2008/2010	$220,387		533,000	99%	99%	$47.09	40,000	Giant Food	Apple Computer / Barnes & Noble / Equinox / Landmark Theater
Congressional Plaza	(6)	Washington, DC-MD-VA	1965	75,801		328,000	99%	99%	35.31	25,000	Fresh Market	Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	1997	4,694		35,000	60%	60%	22.76
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967/1972	12,870		144,000	100%	100%	31.86	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	65,650		248,000	100%	100%	32.87	14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington, DC-MD-VA	2001	36,184		119,000	100%	100%	29.50			DSW / Maggiano's / Nordstrom Rack
Gaithersburg Square		Washington, DC-MD-VA	1993	25,595		207,000	77%	77%	28.52			Bed, Bath & Beyond / Ross Dress For Less
Idylwood Plaza		Washington, DC-MD-VA	1994	16,695		73,000	100%	100%	44.11	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	51,178		388,000	77%	77%	21.84	61,000	Giant Food	L.A. Fitness / Marshalls
Leesburg Plaza		Washington, DC-MD-VA	1998	35,403		236,000	97%	97%	23.70	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Loehmann's Plaza		Washington, DC-MD-VA	1983	33,625		261,000	92%	92%	27.04	58,000	Giant Food	L.A. Fitness / Loehmann's Dress Shop
Mid-Pike Plaza/Pike & Rose	(7)	Washington, DC-MD-VA	1982/2007	182,364		59,000	100%	96%	35.69			Toys R Us
Montrose Crossing	(6)	Washington, DC-MD-VA	2011/2013	152,685	77,341	363,000	100%	100%	24.44	73,000	Giant Food	Marshalls / Sports Authority / Barnes & Noble / A.C. Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(8)	Washington, DC-MD-VA	2003/2006	80,198		572,000	94%	94%	16.36	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym / Staples
Old Keene Mill		Washington, DC-MD-VA	1976	6,571		92,000	100%	100%	35.27	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,684		227,000	100%	100%	21.55	65,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	96,352		297,000	98%	97%	36.48	45,000	Harris Teeter	L.A. Fitness / Bed, Bath & Beyond / DSW
Pike 7		Washington, DC-MD-VA	1997	36,172		164,000	100%	100%	40.82			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	27,744		261,000	76%	75%	20.20			L.A. Fitness / Staples
Rockville Town Square	(5)	Washington, DC-MD-VA	2006-2007	50,628	4,524	187,000	96%	96%	30.60			CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	9,635	22,521	N/A	96%	94%	N/A
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,830		49,000	97%	97%	39.31			Petco
Tower		Washington, DC-MD-VA	1998	21,222		112,000	91%	91%	24.37	26,000	L.A. Mart	Talbots
Tyson's Station		Washington, DC-MD-VA	1978	4,466		49,000	95%	95%	42.70	11,000	Trader Joe's
Village at Shirlington	(5)	Washington, DC-MD-VA	1995	59,426	6,446	261,000	96%	96%	34.20	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	18,469	23,095	84,000	94%	94%	89.46	20,000	Balducci's	CVS
		Total Washington Metropolitan Area		1,365,528		5,349,000	94%	94%	31.02
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	25,546		265,000	95%	95%	15.31	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	39,962		295,000	96%	96%	22.78	45,000	Acme Markets	Lord & Taylor / L.A. Fitness / Michaels
Ellisburg Circle		Philadelphia, PA-NJ	1992	31,561		268,000	90%	87%	14.64			Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	1980	13,915		160,000	97%	95%	20.81	75,000	Giant Food
Langhorne Square		Philadelphia, PA-NJ	1985	20,827		219,000	100%	94%	15.47	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	31,316	26,275	354,000	97%	97%	18.56	53,000	Acme Markets	Kaplan Career Institute / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	24,644		288,000	97%	97%	12.50			Burlington Coat Factory / Home Gallery / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,712		124,000	87%	87%	9.55	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	29,793		212,000	99%	99%	19.03			HomeGoods / Marshalls / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	1996	37,630	26,777	251,000	98%	95%	26.42	98,000	Giant Food	Bed, Bath & Beyond / Old Navy
		Total Philadelphia Metropolitan Area		269,906		2,436,000	96%	95%	17.89
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996/1998	18,121		69,000	100%	100%	38.51			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005/2007	85,453		242,000	95%	93%	20.37			Loehmann's Dress Shop / Rite Aid

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2013
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied (3)	Average Rent PSF (4)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
East Bay Bridge		San Francisco-Oakland-Fremont, CA	2012	167,509	61,980	438,000	100%	100%	15.56	59,000	Pak-N-Save	Home Depot / Michaels / Target
Escondido	(6)	San Diego, CA	1996/2010	47,016		297,000	98%	97%	23.13			TJ Maxx / Toys R Us / Dick’s Sporting Goods / Ross Dress For Less
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,835		22,000	100%	100%	36.32
Hollywood Blvd	(6)	Los Angeles-Long Beach, CA	1999	41,142		140,000	99%	91%	28.87	15,000	Fresh & Easy	DSW / L.A. Fitness
Kings Court	(8)	San Jose, CA	1998	11,644		80,000	99%	90%	29.32	25,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	1997	37,199		96,000	94%	94%	35.07			Anthropologie / Banana Republic / Gap
Plaza El Segundo	(6)(9)	Los Angeles-Long Beach, CA	2011	225,584	175,000	381,000	100%	100%	37.35	66,000	Whole Foods	Anthropologie / Best Buy / Container Store / Dick's Sporting Goods / H&M / HomeGoods
Santana Row		San Jose, CA	1997	673,964		650,000	96%	96%	48.72			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia / H&M
Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	78,106		209,000	97%	91%	64.88			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate Center		San Jose, CA	2004	134,565		636,000	94%	92%	14.11	38,000	Walmart Neighborhood Market	Target / Burlington Coat Factory / Ross Dress For Less / Michaels / Nordstrom Rack
150 Post Street		San Francisco, CA	1997	37,026		103,000	93%	93%	43.60			Brooks Brothers / H&M
		Total California		1,563,164		3,363,000	97%	95%	31.11
New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	59,755	27,254	416,000	91%	91%	16.60	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Darien		New Haven-Bridgeport-Stamford-Waterbury	2013	48,116		95,000	97%	97%	27.39	45,000	Stop & Shop	Equinox
Fresh Meadows		New York, NY	1997	79,370		406,000	100%	100%	29.06	15,000	Island of Gold	AMC Loews / Kohl's / Michaels / Modell's
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,969		35,000	100%	100%	61.00			Saks Fifth Avenue
Hauppauge		Nassau-Suffolk, NY	1998	27,799	13,974	134,000	100%	100%	27.60	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	43,490		279,000	100%	100%	25.33			Buy Buy Baby / Bed, Bath & Beyond / Michaels / Nordstrom Rack
Huntington Square		Nassau-Suffolk, NY	2010	11,389		74,000	93%	87%	26.28			Barnes & Noble
Melville Mall	(11)	Nassau-Suffolk, NY	2006	69,583	20,705	246,000	100%	100%	19.43	54,000	Waldbaum's	Dick’s Sporting Goods / Kohl's / Marshalls
Mercer Mall	(5)	Trenton, NJ	2003	109,981	55,794	501,000	98%	98%	21.63	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	30,175		207,000	99%	99%	20.08	64,000	Pathmark	L.A. Fitness
		Total New York / New Jersey		493,627		2,393,000	98%	97%	23.48
New England
Assembly Square Marketplace/Assembly Row	(7)	Boston-Cambridge-Quincy, MA-NH	2005-2011	359,716		336,000	100%	100%	17.55			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	42,719	7,269	222,000	100%	100%	11.28	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	34,580		241,000	98%	97%	14.93	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	146,378		224,000	94%	94%	44.85	50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	100%	15.71	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	18,143		149,000	100%	100%	15.92	50,000	Hannaford	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	14,815		170,000	99%	99%	11.63	55,000	Super Stop & Shop	Kmart
		Total New England		625,719		1,390,000	99%	98%	19.25
Baltimore
Governor Plaza		Baltimore, MD	1985	26,633		267,000	100%	100%	18.04	16,500	Aldi	L.A. Fitness / Dick’s Sporting Goods

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2013
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied (3)	Average Rent PSF (4)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Perring Plaza		Baltimore, MD	1985	29,898		395,000	95%	95%	13.86	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores / Micro Center
THE AVENUE at White Marsh	(8)	Baltimore, MD	2007	97,179	54,112	297,000	100%	100%	23.27			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	17,344		32,000	100%	100%	45.30
White Marsh Plaza		Baltimore, MD	2007	25,089		80,000	97%	97%	20.69	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	36,196		70,000	98%	98%	30.80
		Total Baltimore		232,339		1,141,000	98%	98%	19.75
Chicago
Crossroads		Chicago, IL	1993	31,063		168,000	93%	93%	21.26			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	32,546		313,000	98%	98%	11.52			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	12,304		140,000	95%	89%	12.24	63,000	Mariano's Fresh Market	Walgreens
North Lake Commons		Chicago, IL	1994	16,526		129,000	92%	92%	12.21
		Total Chicago		92,439		750,000	95%	94%	13.93
South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	40,587		130,000	94%	94%	20.32	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	55,907		179,000	79%	79%	15.34	44,000	Winn Dixie	CVS
Tower Shops		Miami-Ft Lauderdale	2011	78,072		369,000	98%	98%	17.55			Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx / Ulta
		Total South Florida		174,566		678,000	92%	92%	17.60
Other
Barracks Road		Charlottesville, VA	1985	59,177	37,069	497,000	97%	97%	23.60	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	29,646		267,000	94%	94%	12.52	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	26,827		153,000	93%	93%	23.23	13,000	Trader Joe's	Stein Mart
Gratiot Plaza		Detroit, MI	1973	19,055		217,000	99%	99%	11.82	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Houston St		San Antonio, TX	1998	61,485		175,000	90%	90%	24.46			Hotel Valencia / Walgreens
Lancaster	(10)	Lancaster, PA	1980	13,538	4,907	127,000	97%	97%	16.72	75,000	Giant Food	Michaels
29th Place		Charlottesville, VA	2007	39,931	5,119	169,000	96%	96%	16.89			DSW / HomeGoods / Staples / Stein Mart
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	82,516		439,000	92%	92%	17.11	66,000	Kroger	Old Navy / Staples / Ross Dress For Less
		Total Other		332,175		2,044,000	95%	95%	18.55

Grand Total				$5,149,463	$650,162	19,544,000	96%	95%	$24.54

Notes:
(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	For purposes of this schedule, "occupied" refers to spaces where the lease term has commenced.
(4)	Calculated as the aggregate, annualized in-place contractual (cash basis) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(5)	Portion of property subject to capital lease obligation.
(6)	The Trust has a controlling financial interest in this property.
(7)	Portion of property is currently under development. See further discussion in Mixed Use Phase I schedule.
(8)
All or a portion of the property is owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(9)	Includes a 100% owned, 8.1 acre land parcel to be used for The Point redevelopment.
(10)	Property subject to capital lease obligation.
(11)
On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.

Federal Realty Investment Trust
Retail Leasing Summary (1)
December 31, 2013

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2013	82	100%	395,906	$27.24	$21.73	$2,182,320	25%	38%	7.4	$7,040,879	$17.78	(7)
3rd Quarter 2013	89	100%	273,505	$39.12	$32.66	$1,767,856	20%	34%	7.1	$5,355,091	$19.58	(7)
2nd Quarter 2013	102	100%	446,334	$30.96	$25.42	$2,476,132	22%	37%	7.7	$8,518,843	$19.09	(7)
1st Quarter 2013	75	100%	254,282	$35.78	$31.89	$989,501	12%	22%	8.6	$7,291,311	$28.67
Total - 12 months	348	100%	1,370,027	$32.41	$27.00	$7,415,809	20%	33%	7.7	$28,206,124	$20.59

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2013	27	33%	109,673	$31.45	$23.43	$878,831	34%	52%	9.6	$6,458,712	$58.89	(7)
3rd Quarter 2013	32	36%	104,298	$44.09	$31.78	$1,283,589	39%	57%	9.2	$4,636,228	$44.45	(7)
2nd Quarter 2013	48	47%	233,544	$31.30	$22.21	$2,122,806	41%	60%	10.2	$8,499,743	$36.39	(7)
1st Quarter 2013	29	39%	138,922	$29.47	$23.69	$803,391	24%	32%	12.5	$7,278,811	$52.39
Total - 12 months	136	39%	586,437	$33.17	$24.49	$5,088,617	35%	51%	10.4	$26,873,494	$45.83

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2013	55	67%	286,233	$25.63	$21.08	$1,303,489	22%	31%	6.3	$582,167	$2.03	(7)
3rd Quarter 2013	57	64%	169,207	$36.06	$33.19	$484,267	9%	20%	5.6	$718,863	$4.25
2nd Quarter 2013	54	53%	212,790	$30.60	$28.94	$353,326	6%	18%	4.8	$19,100	$0.09
1st Quarter 2013	46	61%	115,360	$43.39	$41.77	$186,110	4%	15%	5.4	$12,500	$0.11
Total - 12 months	212	61%	783,590	$31.85	$28.88	$2,327,192	10%	21%	5.6	$1,332,630	$1.70

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2013					99	484,144		$27.84	8.0	$7,723,079	$15.95
3rd Quarter 2013					102	398,637		$34.20	8.4	$6,813,820	$17.09
2nd Quarter 2013					110	480,107		$32.26	7.9	$8,973,443	$18.69
1st Quarter 2013					80	266,451		$36.67	8.8	$7,358,311	$27.62
Total - 12 months					391	1,629,339		$32.14	8.2	$30,868,653	$18.95

Notes:
(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $1.5 million ($3.09 per square foot) in 4th Quarter 2013, $2.5 million ($6.23 per square foot) in 3rd Quarter 2013 and $4.1 million ($6.75 per square foot) in 2nd Quarter 2013 of the Tenant Improvements & Incentives are for properties under active redevelopment (e.g. Westgate Center, Willow Lawn, Barracks Road, Hollywood Boulevard) and are included in the Projected Cost for those projects on the Summary of Development and Redevelopment Opportunities.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq Ft and Weighted Average Lease Term columns include information for leases signed at our Assembly Row and Pike & Rose projects. The Tenant Improvements& Incentives and Tenant Improvements & Incentives Per Sq Ft columns do not include information on leases signed for those projects; these amounts for leases signed for Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Mixed Use Projects Phase I schedule.

Federal Realty Investment Trust
Lease Expirations
December 31, 2013

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2014	362,000	3%	$18.02	828,000	11%	$30.32	1,190,000	6%	$26.58
2015	816,000	7%	$14.81	979,000	13%	$33.10	1,796,000	10%	$24.78
2016	878,000	8%	$16.86	1,118,000	15%	$34.55	1,997,000	11%	$26.76
2017	1,451,000	13%	$16.97	1,099,000	14%	$35.58	2,550,000	14%	$24.99
2018	1,485,000	14%	$14.75	920,000	12%	$37.96	2,405,000	13%	$23.63
2019	1,660,000	15%	$16.76	536,000	7%	$34.92	2,196,000	12%	$21.20
2020	547,000	5%	$18.28	377,000	5%	$34.37	924,000	5%	$24.85
2021	673,000	6%	$20.61	431,000	6%	$37.39	1,104,000	6%	$27.17
2022	786,000	7%	$16.89	447,000	6%	$39.02	1,232,000	6%	$24.95
2023	490,000	5%	$23.37	425,000	6%	$36.74	914,000	5%	$29.63
Thereafter	1,856,000	17%	$16.75	380,000	5%	$43.58	2,236,000	12%	$21.31
Total (3)	11,004,000	100%	$17.03	7,540,000	100%	$35.50	18,544,000	100%	$24.54

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2014	161,000	1%	$14.27	613,000	8%	$30.02	773,000	4%	$26.77
2015	58,000	1%	$51.07	565,000	8%	$33.98	623,000	3%	$35.57
2016	83,000	1%	$16.27	544,000	7%	$37.67	627,000	3%	$34.83
2017	215,000	2%	$22.71	617,000	8%	$37.75	832,000	5%	$33.87
2018	317,000	3%	$15.62	498,000	7%	$40.97	816,000	5%	$31.09
2019	439,000	4%	$17.76	392,000	5%	$37.43	831,000	5%	$27.04
2020	143,000	1%	$19.89	399,000	5%	$32.13	542,000	3%	$28.90
2021	215,000	2%	$15.43	589,000	8%	$34.67	804,000	4%	$29.50
2022	135,000	1%	$24.05	470,000	6%	$32.85	605,000	3%	$30.90
2023	348,000	3%	$16.79	373,000	5%	$38.29	721,000	4%	$27.91
Thereafter	8,890,000	81%	$16.64	2,480,000	33%	$35.58	11,370,000	61%	$20.77
Total (3)	11,004,000	100%	$17.03	7,540,000	100%	$35.50	18,544,000	100%	$24.54

Notes:
(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of December 31, 2013.
(3)	Represents occupied square footage as of December 31, 2013.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
December 31, 2013

Overall Portfolio Statistics (1)	At December 31, 2013			At December 31, 2012

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (4) (sf)	19,544,000	18,714,000	95.8%	19,554,000	18,640,000	95.3%

Residential Properties (units)	1,169	1,108	94.8%	1,058	1,007	95.2%

Same Center Statistics (1)	At December 31, 2013			At December 31, 2012

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (4) (5) (sf)	17,074,000	16,378,000	95.9%	17,050,000	16,239,000	95.2%

Residential Properties (units)	1,058	997	94.2%	1,058	1,007	95.2%

Notes:
(1)			See Glossary of Terms.
(2)			Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)			At December 31, 2013 leased percentage was 99.1% for anchor tenants and 91.3% for small shop tenants.
(4)			Occupied percentage was 95.1% and 94.9% at December 31, 2013 and 2012, respectively and same center occupied percentage was 95.4% and 94.9% at December 31, 2013 and 2012, respectively.
(5)			Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust
Summary of Top 25 Tenants
December 31, 2013

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent (4)	Tenant GLA	Percentage of Total GLA (4)	Number of Stores Leased

1	Ahold USA, Inc.	$15,925,000	3.50%	939,000	4.80%	15
2	Bed, Bath & Beyond, Inc.	$12,393,000	2.72%	728,000	3.72%	19
3	TJX Companies	$10,350,000	2.27%	682,000	3.49%	20
4	L.A. Fitness International LLC	$8,276,000	1.82%	417,000	2.13%	11
5	Gap, Inc.	$7,934,000	1.74%	252,000	1.29%	14
6	CVS Corporation	$6,708,000	1.47%	189,000	0.97%	16
7	DSW, Inc	$5,922,000	1.30%	206,000	1.05%	9
8	Best Buy Stores, L.P.	$5,806,000	1.28%	212,000	1.08%	6
9	Home Depot, Inc.	$5,360,000	1.18%	438,000	2.24%	5
10	Barnes & Noble, Inc.	$5,075,000	1.12%	214,000	1.09%	8
11	Michaels Stores, Inc.	$4,606,000	1.01%	266,000	1.36%	11
12	Whole Foods Market, Inc.	$4,424,000	0.97%	167,000	0.85%	4
13	Dick's Sporting Goods, Inc.	$4,375,000	0.96%	206,000	1.05%	5
14	Staples, Inc.	$3,679,000	0.81%	187,000	0.96%	9
15	Ross Stores, Inc.	$3,591,000	0.79%	208,000	1.06%	7
16	Riverbed Technology, Inc	$3,579,000	0.79%	83,000	0.42%	2
17	PETsMART, Inc.	$3,246,000	0.71%	150,000	0.77%	6
18	Dress Barn, Inc.	$3,185,000	0.70%	133,000	0.68%	19
19	Wells Fargo Bank, N.A.	$3,183,000	0.70%	51,000	0.26%	14
20	Bank of America, N.A.	$3,150,000	0.69%	64,000	0.33%	20
21	Kohl's Corporation	$3,119,000	0.69%	322,000	1.65%	3
22	A.C. Moore, Inc.	$3,107,000	0.68%	161,000	0.82%	7
23	Sports Authority Inc.	$3,080,000	0.68%	179,000	0.92%	4
24	Container Store, Inc.	$3,071,000	0.67%	74,000	0.38%	3
25	Wakefern Food Corporation	$2,945,000	0.65%	136,000	0.70%	2
	Totals - Top 25 Tenants	$136,089,000	29.90%	6,664,000	34.07%	239

	Total: (1)	$455,094,000	(2)	19,544,000	(3)	2,497

Notes:
(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis including adjustments for concessions) minimum rent for all occupied spaces as of December 31, 2013.
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Reconciliation of Net Income to FFO Guidance
December 31, 2013

	2014 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$180	$185
Net income attributable to noncontrolling interests	(8)	(8)
Depreciation and amortization of real estate & joint venture real estate assets	148	148
Amortization of initial direct costs of leases	11	11
Funds from operations	331	336
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	3	3
Income attributable to unvested shares	(1)	(1)
FFO	$332	$337

Weighted average number of common shares, diluted	68.3	68.3

FFO per diluted share	$4.86	$4.93

Note:
(1) - Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Summarized Income Statements and Balance Sheets - 30% Owned Joint Venture
December 31, 2013
	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in thousands)
CONSOLIDATED INCOME STATEMENTS
Revenues
Rental income	$4,955	$4,972	$19,030	$18,984
Other property income	39	9	179	67
	4,994	4,981	19,209	19,051
Expenses
Rental	907	846	3,516	3,007
Real estate taxes	636	579	2,483	2,227
Depreciation and amortization	1,407	1,385	5,506	5,508
	2,950	2,810	11,505	10,742
Operating income	2,044	2,171	7,704	8,309
Interest expense	(840)	(843)	(3,363)	(3,376)
Net income	$1,204	$1,328	$4,341	$4,933

	December 31,
	2013	2012
	(in thousands)
CONSOLIDATED BALANCE SHEETS
ASSETS
Real estate, at cost	$210,703	$209,056
Less accumulated depreciation and amortization	(39,836)	(34,547)
Net real estate	170,867	174,509
Cash and cash equivalents	2,210	2,735
Other assets	5,668	5,536
TOTAL ASSETS	$178,745	$182,780

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Mortgages payable	$56,922	$57,155
Other liabilities	4,100	4,771
Total liabilities	61,022	61,926
Partners' capital	117,723	120,854
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$178,745	$182,780

Federal Realty Investment Trust
Summary of Outstanding Debt and Debt Maturities - 30% Owned Joint Venture
December 31, 2013
			Stated Interest Rate as of December 31, 2013

		Maturity			Balance
					(in thousands)
Mortgage Loans
Secured Fixed Rate
Plaza del Mercado		7/5/2014	5.77%	(a)	$12,037
Atlantic Plaza		12/1/2014	5.12%	(b)	10,500
Barcroft Plaza		7/1/2016	5.99%	(b)(c)	20,785
Greenlawn Plaza		7/1/2016	5.90%	(b)	13,600
		Total Fixed Rate Debt			$56,922

Debt Maturities
(in thousands)
Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2014	$142	$22,395	$22,537		39.6%	39.6%
2015	—	—	—		—%	39.6%
2016	—	34,385	34,385		60.4%	100.0%
Total	$142	$56,780	$56,922		100.0%

Notes:
(a)    Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(b)    Interest only until maturity

(c)
The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents the note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust
Real Estate Status Report - 30% Owned Joint Venture
December 31, 2013
Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation	GLA	% Leased	% Occupied (1)	Avg Rent PSF (2)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$34,619	$20,785	101,000	78%	78%	$23.63	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	66,911		279,000	87%	87%	16.53	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,692	12,037	96,000	64%	64%	27.67			CVS
	Total Washington Metropolitan Area		123,222		476,000	80%	80%	19.73
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,653	13,600	106,000	97%	97%	17.18	46,000	Waldbaum's	Tuesday Morning
	Total New York / New Jersey		20,653		106,000	97%	97%	17.18
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	20,052	10,500	123,000	70%	70%	16.86	64,000	Stop & Shop
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,906		116,000	100%	100%	13.95	46,000	Roche Bros.	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	23,870		130,000	93%	93%	13.97	38,000	Whole Foods	Marshalls
	Total New England		66,828		369,000	88%	88%	14.75
Grand Totals			$210,703	$56,922	951,000	85%	85%	$17.40

Notes:
(1) For purposes of this schedule, "occupied" refers to spaces where the lease term and obligation to pay rent have commenced.
(2) Calculated as the aggregate, annualized in-place contractual (cash basis) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three months and year ended December 31, 2013 and 2012 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in thousands)		(in thousands)
Net income	$29,603	$38,858	$167,608	$156,232
Depreciation and amortization	41,213	35,337	161,099	142,039
Interest expense	24,663	27,592	104,977	113,336
Early extinguishment of debt	9,905	—	13,304	—
Other interest income	(268)	(109)	(433)	(689)
EBITDA	105,116	101,678	446,555	410,918
Gain on sale of real estate	—	—	(28,855)	(11,860)
Adjusted EBITDA	$105,116	$101,678	$417,700	$399,058

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs. In addition to FFO, we have also included FFO excluding the current period "early extinguishment of debt" charge which relates to the early redemption of our 5.40% senior notes, 5.95% senior notes, and 7.50% mortgage loans. We believe the unusual nature of this charge, being a make-whole payment on the remaining principal and interest on the redeemed notes/mortgages, is worthy of separate evaluation and consequently have provided both relevant metrics.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.